                                                                    EXHIBIT 11.1

                 TRANSATLANTIC HOLDINGS, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                                                                                    YEARS ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1996        1995        1994
                                                                               ----------  ----------  ----------

                                                                                   (in thousands, except per
                                                                                       common share data)
Weighted average common shares outstanding used in the computation of per common share earnings:
  Common shares issued.......................................................      23,783      23,739      23,702
  Common shares in treasury..................................................         800         800         800
                                                                               ----------  ----------  ----------
Weighted average common shares outstanding*..................................      22,983      22,939      22,902
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Net income (applicable to common stock)......................................  $  154,860  $  131,858  $  101,627
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Earnings per common share:*
  Net income.................................................................  $     6.74  $     5.75  $     4.44
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

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* The effect of all other common stock equivalents is not significant;
  therefore, this information is not presented.